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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 File No.'s, 333-158735 and 333-177822 and Form S-3 File No. 333-159499) of Take-Two Interactive Software, Inc., of our reports dated May 13, 2013, with respect to the consolidated financial statements of Take-Two Interactive Software, Inc. included in its Annual Report (Form 10-K) for the year ended March 31, 2013 and the effectiveness of internal control over financial reporting of Take-Two Interactive Software, Inc., filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

New York, New York

May 13, 2013

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM